SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934
(Amendment No.     )

Check the appropriate box:

[ ]  Preliminary  Information  Statement
[ ]  Confidential,for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))
[X]  Definitive Information Statement

                           Style Select Series, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

   ----------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

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2)  Form, Schedule or Registration Statement No.:

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3)  Filing Party:

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4)  Date Filed:

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                                     [LOGO]

August 4, 1999


Dear International Equity Portfolio Shareholder:

     The enclosed information statement is being provided to shareholders of the International Equity Portfolio of Style Select Series, Inc. as a result of a change in control of one of its subadvisers, Bankers Trust Company. On June 4, 1999, Bankers Trust Corporation, the parent company of Bankers Trust Company, merged with Deutsche Bank AG, resulting in Bankers Trust Company becoming an indirect wholly owned subsidiary of Deutsche Bank AG.

     As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Portfolio, the ownership of Bankers Trust Company, and the terms of the Subadvisory Agreement with Bankers Trust Company which the Directors have approved.

     Please feel free to call your financial adviser or to call us at (800) 858-8850 should you have any questions on the enclosed information statement. We thank you for your continued interest in the Style Select Series, Inc. Portfolios.


                                                Sincerely,


                                                /s/ Peter A. Harbeck
                                                Peter A. Harbeck
                                                PRESIDENT

                           STYLE SELECT SERIES, INC.
                         INTERNATIONAL EQUITY PORTFOLIO
                             THE SUNAMERICA CENTER
                                733 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                         -----------------------------

                             INFORMATION STATEMENT
                         -----------------------------

     This information statement is being provided to the shareholders of the International Equity Portfolio ("International Equity") of Style Select Series, Inc. ("Style Select" or the "Corporation") in lieu of a proxy statement, pursuant to the terms of an exemptive order Style Select received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to change to existing subadvisory contracts with the approval of the Board of Directors, (the "Directors"), but without obtaining shareholder approval. This information statement is being furnished by the Directors of the Corporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

     This information statement will be mailed on or about August 4, 1999. Copies of the most recent annual and semi-annual reports of Style Select are available without charge and may be obtained by writing to SunAmerica at The SunAmerica Center, 733 Third Avenue, New York, New York 10017, or by calling
(800) 858-8850.

PURPOSE OF THE INFORMATION STATEMENT

     On November 30, 1998, Bankers Trust Corporation entered into an Agreement and Plan of Merger whereby Deutsche Bank AG ("Deutsche Bank") would acquire Bankers Trust Corporation, the parent company of Bankers Trust Company ("BT"), a subadviser to International Equity. Bankers Trust Corporation and Deutsche Bank completed the merger on June 4, 1999, resulting in BT becoming an indirect wholly owned subsidiary of Deutsche Bank. The acquisition constitutes a change in control of BT which results in an "assignment," as that term is defined in
Section 2(a)(4) of the Investment Company Act of 1940 (the "1940 Act"), and consequently a termination of the Subadvisory Agreement between SunAmerica, the investment adviser and manager, and BT with respect to International Equity.

The Corporation

     The International Equity Portfolio is an investment series of Style Select, a Maryland corporation. The Corporation initially entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on September 17, 1996 and entered into a new Advisory Agreement with SunAmerica on January 1, 1999. SunAmerica selects the subadvisers for and/or manages the investments of the Portfolios of Style Select, provides various administrative services and supervises the Portfolios' daily business affairs, subject to general review by the Directors. The Advisory Agreement authorizes SunAmerica to retain the subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects the subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' overall investment objective, a distinct investment style.

     The subadvisers to Style Select act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portion of their respective Portfolios regarding securities to be purchased and sold. Each of the subadvisers is independent of SunAmerica and discharges its responsibilities subject to the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadvisers. However, in accordance with procedures adopted by the Directors, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as agent not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules thereunder and other applicable securities laws.

INFORMATION ABOUT THE INTERNATIONAL EQUITY PORTFOLIO

     The International Equity Portfolio seeks long-term growth of capital by investing in equity securities of issuers in countries other than the United States. It invests in securities of companies without regard to their market capitalization, and also from time to time in companies located in countries considered to be emerging markets. Under normal conditions, the International Equity Portfolio will invest at least 65% of its total assets in equity securities of issuers in at least three countries other than the United States and up to 35% of its total assets in debt securities with expected potential capital appreciation.

THE SUBADVISORY AGREEMENTS

     Pursuant to a Subadvisory Agreement with SunAmerica dated January 1, 1999 (the "Previous Agreement"), BT has been serving as one of the subadvisers to International Equity. This Previous Agreement terminated upon the consummation of the merger between Deutsche Bank and Bankers Trust Corporation on June 4, 1999. At the Board meeting held on May 26, 1999, the Directors approved a new Subadvisory Agreement with BT, effective June 4, 1999, which is substantially identical in all material respects to the Previous Agreement.

     Under the Advisory Agreement, the annual rates of the investment advisory fees payable to SunAmerica for International Equity are 1.10% for the first $750 million of Assets, 1.05% for the next $750 million and 1.00% thereafter. The term "Assets" means the average daily net assets of the Portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended October 31, 1998, SunAmerica paid fees to the subadvisers of International Equity equal to the aggregate annual rate of 0.66% of Assets which amounted to $527,153.62. The fees retained by SunAmerica for International Equity were 0.44%, or 349,922.38.

     The new agreement between BT and SunAmerica, on behalf of International Equity, is substantially similar in form and in substance to the Previous Agreement, in that they both (i) provide for the Subadviser to manage the portion of the relevant portfolio allocated to it on a discretionary basis, (ii) provide for the Adviser to compensate the Subadviser for its services, (iii) authorize the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) require the Subadviser to comply with the Portfolio's investment policies and restrictions and with applicable law. The new agreement will not result in any increase in fees to shareholders. A form of the Subadvisory Agreement is attached to this information statement as Exhibit A.

INFORMATION ABOUT BANKERS TRUST COMPANY

     BT is the principal banking subsidiary of BT Corporation and has principal offices at 130 Liberty Street, New York, New York 10006. BT is a bank and, therefore, not required to register as an investment adviser under the Advisers Act. BT provides a broad range of commercial banking and financial services and is a major wholesale supplier of financial services to the international and domestic institutional markets. BT also engages in trading currencies, securities, derivatives and commodities. As of March 31, 1999, BT managed approximately $378 billion in assets.

     BT utilizes an investment objective of achieving long-term capital appreciation primarily through investing in high-quality, undervalued non-U.S. mid- and large-cap stocks that exhibit strong earnings and cash flow potential. An active desire to maximize after-tax returns by emphasizing equities that can outperform both in bull and bear markets results in low turnover. BT also employs a currency overlay strategy to mitigate adverse exchange rate fluctuations.

     Fundamental analysis of individual securities forms the basis for BT's stock selection. Although individual markets are screened for relative attractiveness, regional allocations preferences are ultimately driven by the availability of undervalued stocks with outstanding growth characteristics. As a result, smaller markets may receive a higher relative weighting than their representation in the world's market capitalization, while Japan may remain underweighted.

     BT uses a methodology for stock selection which screens numerous criteria, such as various measures of free cash flow, relative valuation parameters and earnings revisions of over 4,000 companies. These proprietary models attempt to place all equities on an equal footing, eliminating country-specific accounting practices which could under- or overstate earnings growth and disguise relative attractiveness across markets. Rather than emphasize traditional price to earnings ratios, BT focuses on cash flows because it believes that they are a better measure of a firm's ability to generate profits. BT's investment process uses an earnings estimate revision model which compiles the expectations of analysts worldwide and produces a current indication of changes of opinion that could signal the movement of a stock.

     The names, business addresses and principal occupations of the current directors and chief executive officer of BT are set forth below:

NAME                      POSITION                           ADDRESS

Josef Ackermann           Chairman of the Board, Chief       Deutsche Bank AG
                          Executive Officer and President;   Taunusanlage 12
                          Member, Board of Managing          D-60262 Frankfurt am Main
                          Directors                          Federal Republic of Germany
                          Deutsche Bank AG

Hans Angermueller         Shearman & Sterling, of            Shearman & Sterling
                          counsel                            599 Lexington Avenue
                                                             New York, New York 10022

George B. Beitzel         Director                           29 King Street
                          Computer Task Group, Inc.          Chappaqua,New York 10514
                          Phillips Petroleum Company
                          TIG Holdings Inc.

William R. Howell         Chairman Emeritus, q               J.C. Penney Company, Inc.
                          J.C. Penney Company, Inc.          P.O. Box 10001
                          Director                           Dallas, Texas 75301
                          Exxon Corporation
                          Halliburton Company
                          National Organization on
                          Disability
                          National Retail Federation
                          Southern Methodist University
                          Board of Trustees (Chairman)
                          Warner-Lambert Company
                          Williams Companies, Inc. (The)


Hermann-Josef Lamberti    Member, Board of Managing        Deutsche Bank AG
                          Directors                        Taunusanlage 12
                          Deutsche Bank AG                 D-60262 Frankfurt am Main
                                                           Federal Republic of Germany

John A. Ross              Regional Chief Executive         Deutsche Bank
                          Officer                          31 West 52nd Street
                          Deutsche Bank Americas           New York, New York 10019
                          Holding Corp.

Ronaldo H. Schmitz        Member, Board of Managing        Deutsche Bank AG
                          Directors                        Taunusanlage 12
                          Deutsche Bank AG                 D-60262 Frankfurt am Main
                                                           Federal Republic of Germany

     Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, funds management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. At December 31, 1998, based on international accounting standards and converted at the exchange rate on December 30, 1998 of US $1 = DM 1.6730, the Deutsche Bank Group had total assets of DM 1,225.5 billion, or U.S. $732.5 billion. The Deutsche Bank Group's capital and reserves at December 31, 1998, in accordance with Bank for International Settlements standards, were DM 57.4 billion, or U.S. $34.3 billion.

BOARD OF DIRECTORS' CONSIDERATION


     In approving the Subadvisory Agreement described hereto, the Directors, at an in-person meeting held on May 26, 1999, considered certain factors, including
(i) the nature and quality of the services expected to be rendered by BT, including the credentials and investment experience of its officers and employees; (ii) the effects that the merger would have on BT's management and key personnel; (iii) the structure of BT and its ability to provide services, based on both its financial conditions as well as its performance record; (iv) a comparison of BT's subadvisory fee with those of other advisers, as well as any indirect costs and benefits of providing such subadvisory services to International Equity; and (v) the fact that the terms of the agreement is similar in form and substance to that of the Previous Agreement. In light of the fact that the subadvisory agreement was being approved due to a change in control of the subadviser, the Directors found the most important factor in their decision to be the continuity of the management of BT. In making their determination, the Directors stressed the importance of BT's assurance that the management and key personnel involved with the Portfolio would not be affected following the merger. The Directors determined that the engagement of BT as subadviser to the Portfolio and the subadvisory fee were reasonable, fair and in the best interests of the Portfolio and its shareholders.

ADDITIONAL INFORMATION

     SunAmerica Capital Services, Inc. (the "Distributor") serves as distributor of the shares of each Portfolio of the Corporation. Both SunAmerica and the Distributor are located at The SunAmerica Center, 733 Third Avenue, New York, New York 10017.

     The Corporation is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.



                                            By Order of the Directors,

                                            /s/ Robert M. Zakem

                                            Robert M. Zakem
                                            Secretary
Dated: August 4, 1999

                                                                       EXHIBIT A
                                   [FORM OF]
                             SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of June 4, 1999, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and BANKERS TRUST COMPANY (the "Subadviser"), a wholly-owned indirect subsidiary of Deutsche Bank AG.

                                   WITNESSETH:

     WHEREAS, the Adviser and Style Select Series Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is a "bank" as defined under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser of the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information, and (b) applicable laws and regulations.

     The Subadviser represents and warrants to the Adviser that the portion of the assets which it manages of the Portfolio set forth in Schedule A will at all times be operated and managed in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under Subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) applicable federal and state securities, commodities and banking laws; and (c) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

        (b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.


     2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rate set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for the Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

     5. REPORTS. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statement, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the corporation are not be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

     7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

     The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental
agency  or  other   instrumentality   having   regulatory   authority  over  the
Corporation.

     8. REFERENCE TO THE SUBADVISER. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.


     9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or

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


omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

        (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon
(i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

        (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to: (A) a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request; and (B) acts of the Subadviser that were made in reasonable reliance upon information provided to it by the Adviser. The Adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating Portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser.

     10. PERMISSIBLE INTERESTS. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

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


     11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

     With respect to the Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Corporation; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continue effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

     This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

     12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     15. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

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


     16. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          Subadviser:     Bankers Trust Company
                          130 Liberty Street, 26th Floor, Mail Stop 2265
                          New York, New York 10006


          Adviser:        SunAmerica Asset Management Corp.
                          The SunAmerica Center
                          733 Third Avenue, Third Floor
                             New York, NY 10017-3204
                           Attention: Robert M. Zakem
                                      Senior Vice President and General Counsel

     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  respective  duly
authorized officers to execute this Agreement as of the date first above written.


                                        SUNAMERICA ASSET MANAGEMENT CORP.

                                        By: _____________________
                                        Name:   Peter A. Harbeck
                                        Title:  President


                                        BANKERS TRUST COMPANY

                                        By: _____________________
                                        Name:
                                        Title:

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